As filed with the Securities and Exchange Commission on June 7, 2002
                                                     Registration No. 333-34317
===============================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            -----------------------

                         POST-EFFECTIVE AMENDMENT NO. 1
                                  TO FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                            -----------------------

                           Deltic Timber Corporation
             (Exact name of registrant as specified in its charter)

           Delaware                        0811, 2421                 71-0795870
(State or other jurisdiction of   (Primary Standard Industrial     (I.R.S. Employer
incorporation or organization)     Classification Code Number)    Identification No.)

                              210 East Elm Street
                                 P.O. Box 7200
                            El Dorado, AR 71731-7200
                                 (870) 881-9400
                    (Address of principal executive offices)

                            -----------------------

                           DELTIC TIMBER CORPORATION
                           1996 STOCK INCENTIVE PLAN
                            (Full title of the plan)

                            -----------------------

                                W. Bayless Rowe
                                General Counsel
                              210 East Elm Street
                              Post Office Box 7200
                            El Dorado, AR 71731-7200
                                 (870) 881-6409
           (Name, address, including zip code, and telephone number,
                  including area code, of agent for service)

                                    Copy to:
                                 Andrew Stumpff
                             Davis Polk & Wardwell
                              450 Lexington Avenue
                               New York, NY 10017
                                 (212) 450-4000

===============================================================================

                                EXPLANATORY NOTE

      1,200,000 shares of common stock (the "Shares") were authorized for award under Deltic Timber Corporation's 1996 Stock Incentive Plan (the "1996 Plan"). These Shares were registered on August 25, 1997 in Form S-8 Registration Statement (the "Registration Statement"), Registration No. 333-34317. Deltic Timber Corporation (the "Registrant") is filing this Post-Effective Amendment No. 1 to the Registrant's Registration Statement No. 333-34317 to deregister the 766,926 Shares remaining under the Registration Statement. The 766,926 Shares deregistered by this Post-Effective Amendment No. 1 will be registered by a subsequently filed registration statement on Form S-8. The associated registration fee paid by the Registrant to register shares issuable under the 1996 Plan will be carried forward and applied to the registration fee necessary to register shares issuable under the Deltic Timber Corporation 2002 Stock Incentive Plan.

      Pursuant to the requirements of the Securities Act, this Registration Statement has been signed this 7th day of June, 2002 by the following persons in the following capacities.

           Signature                                 Title
           ---------                                 -----

          *
--------------------------------
Robert C. Nolan                       Chairman and Director

          *
--------------------------------
O.H. Darling, Jr.                     Director


--------------------------------
R. Hunter Pierson, Jr.                Director

          *
--------------------------------
Rev. Christoph Keller, III            Director

          *
--------------------------------
Alex R. Lieblong                      Director

          *
--------------------------------
R. Madison Murphy                     Director


--------------------------------
J. Thurston Roach                     Director

          *
--------------------------------
John C. Shealy                        Director

          *
--------------------------------      President, Chief Executive Officer and
Ron L. Pearce                         Director (Principal Executive Officer)

          *
--------------------------------
Emily R. Evers                        Controller (Principal Accounting Officer)

          *
--------------------------------      Vice President, General Counsel
W. Bayless Rowe                       and Secretary

          *
--------------------------------      Vice President, Finance and Administration
Clefton D. Vaughan                    (Principal Financial Officer)


--------------------------------
David V. Meghreblian                  Vice President of Operations

*By /s/ Ron L. Pearce
    ----------------------------
     Ron L. Pearce
     Attorney-in-Fact


*By /s/ Clefton D. Vaughan
    ----------------------------
     Clefton D. Vaughan
     Attorney-in-Fact


*By /s/ W. Bayless Rowe
    ----------------------------
     W. Bayless Rowe
     Attorney-in-Fact



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